COPY

RENTAL LEASE

This Lease made this 3rd day of February, 2007, between Joan L. and John E. Hurlbut, whose address is 3180 Peger Road Suite 300, Fairbanks, Alaska, 99709 (907) 479-3828, herein after referred to as the Lessor, and Tri Con Mining Inc. whose address is PO Box 83730, Fairbanks, Alaska 99708 and 3180 Peger Road Suite #270 Fairbanks, Alaska 99709 herein after referred to as the Lessee.

WITNESSETH:

In consideration of the mutual covenants of the parties hereto, it is agreed as follows:

1. **PREMISES.** The Lessor hereby leases to Lessee approximately 1,057 sq. ft of second floor office suites, located at 3180 Peger Road Suite # 270, Fairbanks, Alaska 99709 situated in the Fairbanks Recording District, Fourth Judicial District, State of Alaska, together with the right to use the improvements to that property according to the terms of this agreement. The real property and improvements are herein after referred to as "the premises."

2. **TERM.** The term of this agreement shall be for a minimum of sixty (60) months commencing March 1, 2007 and terminating February 29, 2112. Lessee shall be permitted to enter upon and occupy the premises beginning approximately February 5, 2007 on a per diem basis.

Lessee shall have first right of refusal for a minimum of two subsequent five year terms as long as the lessee is and has been in good standing.

3. **RENT.** The Lessee shall pay to the Lessor as rent for the premises monthly installments according to the following schedule:

$1,500 per month during the lease period (03/01/07 - 02/29/08).
$1,560 per month during the lease period (03/01/08 - 02/28/09).
$1,622 per month during the lease period (03/01/09 - 02/28/10).
$1,687 per month during the lease period (03/01/10 - 02/28/11).
$1,755 per month during the lease period (03/01/11 - 02/29/12).

Payment of rent shall be in advance and due on or before the first day of the month without demand. Rent not received at the address for Lessor above within five (5) days of the due date shall bear a five percent (5%) late fee on the fifth day and increase at a rate of $5.00 per day thereafter until paid in full.

Additional Minimum Rental: In the event the rates assessed for heating fuel, electricity, water and sewer, or real property taxes, increase more than four percent per year beyond the Lessee's base cost for the property then Leesee agrees to pay the Lessor its proportionate square footage share (i.e. Lessee's approximate 1,057 square feet divided by the gross building square footage – approximately 19,952 square feet) of such

additional increase (beyond the 4% grace). Lessee's base cost is determined by the current rates at the commencement of the Lease.

4. **SECURITY DEPOSIT.** To secure the full and faithful performance of the terms and provisions of this lease, the Lessee agrees to pay to the Lessor at the date this lease is signed, and in any event, absent written consent of the Lessor, before assuming occupancy, a security deposit in the amount of $2,000.00. The security deposit shall be held by the Lessor, without interest, until the termination of the lease. Within fifteen days of the termination of the lease, the Lessor shall pay to the Lessee, without interest, the balance of the security deposit, less any damages recoverable.

5. **USE OF THE PREMISES.** Use of the property shall be limited to the use of Normal Office Activities, dba Tri Con Mining Inc. Lessee shall comply with all the sanitary laws, ordinances, rules, and orders of appropriate governmental authorities affecting the cleanliness, occupancy and preservation of the premises during the term of this lease.

6. **QUIET ENJOYMENT.** Lessor covenants that on paying the rent and performing the covenants herein contained, Lessee shall peacefully and quietly have, hold and enjoy the premises.

7. **CONDITION OF PREMISES.** Lessee stipulates that it has examined the demised premises, including the grounds and all buildings and improvements, and that Lessee accepts the premises in an "as is" condition, except as otherwise noted herein.

8. **RIGHT TO ENTER.** Lessor shall have the right, at all reasonable times, with reasonable notice, to enter the premise to inspect the same and to make such repairs and alterations, as the Lessor shall see fit. Lessor recognizes Lessee's strict need for confidentiality, and warrants that they will respect that confidentiality and not unduly use the right to enter.

9. **UTILITIES AND SERVICES.** The Lessor and the Lessee shall pay the following utility and service expenses, as assigned below:

LESSOR	LESSEE	EXPENSE
X		Heating, including heating fuel, routine furnace maintenance and annual furnace inspection.
X		Ventilation and related expenses.
	X	Normal maintenance and repair expenses, limited to interior.
X		Water and sewer expense, in reasonable and customary quantities.

__X__	____	Electrical service, including electrical service to one (1) headbolt heater outlet.
____	__X__	Telephone and telecommunication services to the premises.
__X__	____	Garbage removal services -- (Dumpsters available)
__X__	____	Roof, walls and structural soundness plus major mechanical, electrical, and plumbing repairs.

The Lessee shall have sole responsibility for contacting and notifying, in the manner required by the rules and regulations of the utilities and companies, each utility or company and assuring that all such charges and fees are billed to and paid by the Lessee as to each of the utility and service expenses to be borne by the Lessee.

10. **SURRENDER.** Lessee agrees to surrender the premises at the termination of the tenancy in the same condition as when received by the Lessee, reasonable wear and tear thereof and damage by fire or act of God excepted.

11. **SUBLETTING AND ASSIGNMENT.** Lessee shall not sublet or assign this lease without the prior written consent of Lessor.

12. **TAXES.** Lessee shall pay sales taxes, income taxes, payroll taxes, duties and charges placed by any government or regulatory agency upon the premises or upon the fixtures, inventory and other personal property of Lessee, or any other levies on the premises associated with Lessee's use of the premises. Lessor shall pay all other taxes and assessments as they become due.

13. **INDEMNIFICATION.** Lessee agrees to indemnify, hold harmless and defend lessor and its agents from any and all liability to any person or persons for damages, claims, suits, liabilities, costs and expenses arising from lessee's occupancy and use of the premises, including without limitation the use of all property, inventory and equipment of Lessee, and/or arising from acts by the Lessee, its agents, servants, employees, customers and contractors.

14. **INSURANCE.** Lessee shall obtain and keep in force during the term of this agreement a policy or policies of insurance covering personal injury and property damage, in the minimum amounts of five hundred thousand dollars ($500,000.00) per person. The Lessor shall be named as an additional insured under each of those policies of insurance and copies of the insurance shall be delivered to Lessor. Lessor warrants the premises are insured as of the date of this lease and that Lessor will keep the policies of insurance in effect throughout the term of this lease. Lessee acknowledges that the contents of the premises are not insured and Lessee has the risk of loss for personal property on the premises.

15. **ALTERATIONS.** Lessee shall make no improvements or alterations on the leased premises of any kind without first obtaining Lessor's written consent, provided that such consent shall not be unreasonably withheld. All improvements and alterations performed on the Lease Premises by either Lessor or Lessee shall be the property of Lessor when installed, unless the applicable Lessor's consent specifically provides otherwise.

16. **SUBORDINATION.** This lease is subordinate to any and all deeds of trust given by the Lessor that encumber or may encumber the premises.

17. **HOLDOVER.** The Lessee, upon the expiration or termination of this lease, will peaceably and quietly deliver up to the Lessor, its successors or assigns, the premises described in this lease.

In the event the Lessee, with the consent of the Lessor, shall holdover in possession the premises after the expiration of this lease, the Lessee shall be deemed to be a tenant from month-to-month at the monthly lease payment last prevailing under Paragraph 3 of this lease, terminable by either party at the close of the first day of a calendar month on at least thirty (30) days written notice to the other party.

18. **REMEDIES ON DEFAULT.** In the event of default of any or all of the provisions of this lease the Lessor and Lessee shall have all the remedies available under applicable law.

19. **NOTICES.** Notices as provided for in this agreement shall be in writing and be delivered when placed in the U.S. mail with the addresses specified herein or at such place as the parties may designate and with prepaid postage.

20. **COMPLETE AGREEMENT.** This agreement sets out the entire agreement between the parties and no modifications may be made to it except in writing signed by both parties.

DATED: 2-6-07

Joan L. Hurlbut 2-6-07

Joan L. Hurlbut or John E. Hurlbut -- Lessor Date

[signature]

Garry L. Anselmo –
President Tri Con Mining Inc. -- Lessee Date Feb 7/07